Exhibit 10.8

Execution Version

THIRD AMENDMENT TO AND WAIVER UNDER CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AND WAIVER UNDER CREDIT AGREEMENT (this “Agreement”) is made and entered into as of December 6, 2013, by and among RLJ ENTERTAINMENT, INC. (“RLJ Entertainment”), RLJ ACQUISITION, INC., for itself and as successor by merger with RLJ Merger Sub I, Inc. (“RLJ Acquisition”), ACORN MEDIA GROUP, INC. (“Acorn”), and IMAGE ENTERTAINMENT, INC., for itself and as successor by merger with RLJ Merger Sub II, Inc. (“Image”; RLJ Entertainment, RLJ Acquisition, Acorn and Image, each individually, a “Borrower” and, collectively, the “Borrowers”), each of the Persons party to the Credit Agreement as Guarantors, the Lenders party hereto, and SUNTRUST BANK, as the Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrowers, the Guarantors, the several banks and other financial institutions and lenders party thereto (the “Lenders”), and the Administrative Agent have executed and delivered that certain Credit Agreement dated as of October 3, 2012 (as amended by that certain First Amendment to and Waiver Under Credit Agreement dated as of June 28, 2013, as further amended by that certain Second Amendment to and Waiver Under Credit Agreement dated as of November 6, 2013, and as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, certain Events of Default are in existence under Section 8.1(d) of the Credit Agreement on account of (a) the Borrowers’ failure to comply with Section 5.21(b) of the Credit Agreement with regard to the delivery of certain Collateral Disclosure Certificates within the time period specified therein, (b) the Borrowers’ failure to comply with Sections 5.21(a)(i) and (iii) of the Credit Agreement with regard to the joinder as Loan Parties of Acorn Global Enterprises and Acorn Productions (UK) Limited within the time periods specified therein, (c) the Borrowers’ failure to comply with Section 7.2(e) and Section 7.6(e) of the Credit Agreement with regard to the granting of certain exclusive licenses, and (d) the Borrowers’ failure to comply with Section 7.3(d) of the Credit Agreement with regard to the change in the legal name of Acorn Australia (the Events of Default described in (a), (b), (c), and (d) collectively, the “Specified Events of Default”); and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to waive the Specified Events of Default and make certain modifications to the Credit Agreement, and the Administrative Agent and the Lenders have agreed to such modifications and the waiver of the Specified Events of Default, in each case, subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

SECTION 1.       Definitions.  Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof,” “hereunder,” “herein,” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

SECTION 2.       Waivers.  The Borrowers acknowledge and agree that the Specified Events of Default have occurred and each Specified Event of Default constitutes an Event of Default under the Credit Agreement.   Effective upon satisfaction of the conditions precedent set forth in Section 5 below, each of the Administrative Agent and the Lenders hereby waive the Specified Events of Default.

SECTION 3.       Amendments to Credit Agreement.

(a)            The definition of “Acorn Australia” in Section 1.1 of the Credit Agreement is amended so that it reads, in its entirety, as follows:

“Acorn Australia” shall mean RLJ Entertainment Australia Pty Ltd., a proprietary company organized and existing under the laws of Australia, f/k/a Acorn Media Australia Pty. Ltd.

(b)            Section 1.1 of the Credit Agreement is amended to add the following definitions in appropriate alphabetical order:

“Applicable Guarantee” has the meaning given such term in the definition of Excluded Swap Obligation.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” shall mean, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party (whether such guarantee arises pursuant to a guaranty, by such Loan Party’s being jointly and severally liable for such Swap Obligation or otherwise (any such guarantee, an “Applicable Guarantee”)) of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Applicable Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Applicable Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Applicable Guarantee or security interest is or becomes illegal.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” shall mean, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

(c)            Article I of the Credit Agreement is amended to add the following as a new Section 1.5 immediately after Section 1.4:

1.5             Excluded Swap Obligations.   Any other term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the “Bank Product Obligations,” “Obligations,” “Secured Hedging Obligations,” or “Secured Obligations” of any Loan Party shall exclude, as to such Loan Party, Excluded Swap Obligations of such Loan Party.

(d)            Section 2.6(a) of the Credit Agreement is amended so that it reads, in its entirety, as follows:

(a)            The Revolving Loans.  All unpaid principal and accrued interest on the Revolving Loans shall be due and payable in full in cash on the Revolving Commitment Termination Date.

(e)            Section 2.11(a) and Section 2.11(b) of the Credit Agreement are each amended to add the following sentence at the end thereof:

Monies and proceeds obtained from a Loan Party shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Loan Parties to preserve the allocations in any applicable category above.

(f)            Section 5.21 of the Credit Agreement is amended so that it reads, in its entirety, as follows:

            Section 5.21      Second Amendment Post-Closing Matters.  Notwithstanding any other provision of this Agreement, Loan Parties shall do the following:

(a)             On or before November 30, 2013 (or such later date as the Administrative Agent and Fortress may agree in writing in their respective sole discretion), the Loan Parties shall (i) cause Acorn Global Enterprises to become a Loan Party in accordance with Section 5.11 hereof (without regard to the time periods specified therein), (ii)  cause  Foyle’s War 8 to satisfy the requirements of Section 5.11 hereof (without regard to the time periods specified therein) to the extent such requirements have not already been satisfied by Foyle’s War 8, (iii) cause Acorn Productions (UK) to become a Loan Party in accordance with Section 5.11 hereof (without regard to the time periods specified therein), provided that, until the Foyle’s War 9 Existing Debt is repaid in full, Acorn Productions (UK) shall not be required to execute or deliver any Collateral Documents, and (iv) cause the discharge of all Liens granted to any Person (other than the Administrative Agent) on the Property of Acorn Global Enterprises and Foyle’s War 8;

(b)             on or before December 31, 2013 (or such later date as the Administrative Agent and Fortress may agree in writing in their respective sole discretion), the Loan Parties shall deliver to the Administrative Agent of an updated and duly executed Collateral Disclosure Certificate for the Loan Parties;

(c)             on or before December 16, 2013 (or such later date as the Administrative Agent and Fortress may agree in writing in their respective sole discretion), the Loan Parties shall deliver to the Administrative Agent such documents as the Administrative Agent or Fortress may request for the Administrative Agent to ensure the priority and perfection of its Lien on intellectual property maintained by any of the Loan Parties in the United Kingdom, which may include delivery of additional documents, agreements, or instruments, and/or amendments to existing Loan Documents, in each case, as requested by the Administrative Agent or Fortress;

(d)             on or before February 28, 2014 (or such later date as the Administrative Agent and Fortress may agree in writing in their respective sole discretion), the Loan Parties shall use their commercially reasonable efforts to deliver to the Administrative Agent a duly executed Third Party Agreement with respect to each location in the United Kingdom leased by any Loan Party where Collateral with a book value in excess of $500,000 is located or where material books and records are maintained;

(e)             within sixty (60) days after the Second Amendment Effective Date (or such later date as the Administrative Agent and Fortress may agree in writing in their respective sole discretion), the Loan Parties shall cause the Administrative Agent to be named as a lenders loss payee on all property insurance policies of the Loan Parties issued in the United Kingdom with respect to the Loan Parties organized under the laws of England and Wales;

(f)             on or before November 15, 2013 (or such later date as the Administrative Agent and Fortress may agree in writing in their respective sole discretion), the Loan Parties shall deliver to the Administrative Agent the Monthly Management Package required under Section 5.7(i) of the Credit Agreement for the Fiscal Month ended on or about September 30, 2013; and

(g)             within twenty (20) days after the Second Amendment Effective Date (or such later date as the Administrative Agent and Fortress may agree in writing in their respective sole discretion), the Loan Parties shall deliver a subordination agreement by and between the Administrative Agent and RLJ Companies, duly executed by each party thereto, with respect to the Criterion Payable, in form and substance satisfactory to the Administrative Agent and Fortress, pursuant to which, among other things, (i) there shall be no payment on the Criterion Payable in excess of $300,000 per month (provided, that any unused payment amount may be carried over into following months, but, in any event, there shall be no payment on the Criterion Payable of more than $600,000 per month without the prior written consent of the Administrative Agent and the Lenders) and (ii) during the existence of a Triggering Event of Default, no payments shall be made on the Criterion Payable.

(g)            Each of Section 7.2(e) and Section 7.6(e) of the Credit Agreement is amended to delete the phrase “non-exclusive” therefrom.

(h)            Section 10.1(n) of the Credit Agreement is amended so that it reads, in its entirety, as follows:

(n)             For the avoidance of doubt, all of the Obligations shall be the joint and several obligations of the Borrowers and the other Loan Parties, other than, as to any Borrower or other Loan Party, with respect to its Excluded Swap Obligations.

(i)            The first sentence of Section 11.15 of the Credit Agreement is amended so that it reads, in its entirety, as follows:

All Obligations of the Borrowers shall be joint and several Obligations of the Borrowers, other than, as to any Borrower, with respect to its Excluded Swap Obligations.

(j)            Article XI of the Credit Agreement is amended by adding the following new Section 11.16 at the end thereof immediately after Section 11.15:

11.16        Qualified ECP Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of such Loan Party’s obligations under its Guaranty hereunder in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.16 or otherwise under its Applicable Guarantee hereunder, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.16 shall remain in full force and effect until termination of all Commitments and payment in full of all Obligations (other than contingent indemnification obligations not then asserted) and the expiration or termination of all Letters of Credit (other than any Letter of Credit for which the LC Exposure has been Cash Collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made).  Each Qualified ECP Guarantor intends that this Section 11.16 constitute, and this Section 11.16 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 4.      Representations and Warranties.  Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)            Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of such date except to the extent that such representations and warranties relate to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date.

(b)            As of the date hereof there exists no Default or Event of Default and after giving effect to this Agreement there will exist no Default or Event of Default.

(c)            Each Loan Party has the power and is duly authorized to enter into, deliver, and perform this Agreement.

(d)            This Agreement is the legal, valid, and binding obligation of the Loan Parties enforceable against the Loan Parties in accordance with its terms.

SECTION 5.     Conditions Precedent.  This Agreement shall become effective only upon satisfaction of each of the following conditions precedent, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and Fortress:

(a)            receipt by the Administrative Agent of duly executed counterparts of this Agreement by each of the Loan Parties, the Administrative Agent, and the Lenders;

(b)            payment by the Borrowers to the Administrative Agent of an amendment fee in the amount of $10,000, for the account of each Lender on a pro rata basis; and

(c)            payment by the Borrower of all outstanding fees and expenses owing to the Administrative Agent and Fortress (including, without limitation, all fees and expenses of counsel to the Administrative Agent and Fortress) or arrangements therefor acceptable to the Administrative Agent and Fortress, as applicable, shall have been made.

SECTION 6.       Miscellaneous Terms.

(a)            Loan Document.  For avoidance of doubt, the Borrowers, the Lenders, and the Administrative Agent hereby acknowledge and agree that this Agreement is a Loan Document.

(b)            Effect of Agreement.  Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Loan Parties.

(c)            No Novation or Mutual Departure.  The Loan Parties expressly acknowledge and agree that (i) there has not been, and this Agreement does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the waivers contained in Section 2 above and the amendments contained in Section 3 above, (ii) nothing in this Agreement shall affect or limit the Administrative Agent’s or any Lender’s right to demand payment of liabilities owing from any Loan Party to the Administrative Agent or the Lender under, or to demand strict performance of the terms, provisions, and conditions of, the Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Credit Agreement or the other Loan Documents, and (iii) the limited waivers granted in Section 2 above shall not apply to any other past, present, or future noncompliance with any provision of the Credit Agreement or any of the other Loan Documents and do not constitute any course of dealing between the Administrative Agent, the Lenders, and the Borrowers.

(d)            Ratification.  The Borrowers hereby restate, ratify, and reaffirm all of their obligations and covenants set forth in the Credit Agreement and the other Loan Documents to which they are parties effective as of the date hereof.

(e)            Claims.  To induce the Administrative Agent and the Lenders to enter into this Agreement and to continue to make advances pursuant to the Credit Agreement (subject to the terms and conditions thereof), the Borrowers hereby acknowledge and agree that, as of the date hereof, and after giving effect to the terms hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of any Loan Party or arising out of or with respect to any of the Loans or other obligations of any Loan Party owed to the Administrative Agent or any of the Lenders under the Credit Agreement or any other Loan Document.

(f)            Release.  In consideration of the agreements contained herein, each Loan Party, individually and on behalf of its successors (including, without limitation, any trustees acting on behalf of such Loan Party and any debtor-in-possession with respect to such Loan Party), assigns, subsidiaries and Affiliates, hereby forever releases and agrees to indemnify, pay and hold harmless, each of Administrative Agent and each Lender and its respective successors, permitted assigns, parents, subsidiaries, Affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, matured or unmatured, fixed or contingent that such Loan Party has, had or may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take in connection with this Agreement, the Credit Agreement or any other Loan Document prior to the date hereof, including, without limitation, with respect to the Obligations, any Collateral, the Credit Agreement, any other Loan Document and any third parties liable in whole or in part for the Obligations IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH RELEASEE.

(g)           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

(h)            Fax or Other Transmission.  Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

(i)             Recitals Incorporated Herein.  The preamble and the recitals to this Agreement are hereby incorporated herein by this reference.

(j)             Section References.  Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

(k)            Further Assurances.  The Borrowers agree to take, at the Borrowers’ expense, such further actions as the Administrative Agent shall reasonably request from time to time to evidence the waivers and amendments set forth herein and the transactions contemplated hereby.

(l)             Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(m)           Severability.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(n)            Reaffirmation of Guarantors.  Each Guarantor (i) consents to the execution and delivery of this Agreement, (ii) reaffirms all of its obligations and covenants under the Credit Agreement and the other Loan Documents to which it is a party, and (iii) agrees that none of its respective obligations and covenants shall be reduced or limited by the execution and delivery of this Agreement.

 [SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

RLJ ENTERTAINMENT, INC., as a Borrower

By:	/s/ MIGUEL PENELLA
Name: Miguel Penella
Title: CEO

RLJ ACQUISITION, INC., as a Borrower

By:	/s/ MIGUEL PENELLA
Name: Miguel Penella
Title: President

IMAGE ENTERTAINMENT, INC., as a Borrower

By:	/s/ MIGUEL PENELLA
Name: Miguel Penella
Title: President

ACORN MEDIA GROUP, INC., as a Borrower

By:	/s/ MIGUEL PENELLA
Name: Miguel Penella
Title: President

IMAGE/MADACY HOME ENTERTAINMENT, LLC, as a Guarantor

By:	/s/ ANDREW WILSON
Name: Andrew Wilson
Title: CFO

ACORN MEDIA UK LIMITED, as a Guarantor

By:	/s/ ANDREW WILSON
Name: Andrew Wilson
Title: Director

RLJ ENTERTAINMENT PTY. LTD. (f/k/a Acorn Media Australia Pty. Ltd.), as a Guarantor

By:	/s/ MIGUEL PENELLA
Name:
Title: Director

ACORN (IP) LIMITED, as a Guarantor

By:	/s/ ANDREW WILSON
Name: Andrew Wilson
Title: Director

ACORN PRODUCTIONS LIMITED, as a Guarantor

By:	/s/ ANDREW WILSON
Name: Andrew Wilson
Title: Director

FOYLES WAR 8 PRODUCTIONS LIMITED, as a Guarantor

By:	/s/ ANDREW WILSON
Name: Andrew Wilson
Title: Director

ACORN GLOBAL ENTERPRISES LIMITED, as a Guarantor

By:	/s/ ANDREW WILSON
Name: Andrew Wilson
Title: Director

ACORN PRODUCTIONS (UK) LIMITED, as a Guarantor

By:	/s/ ANDREW WILSON
Name: Andrew Wilson
Title: Director

ADMINISTRATIVE AGENT AND LENDERS:	SUNTRUST BANK, as the Administrative Agent and a Lender

	By:	/s/ AMANDA PARKS
Name: Amanda Parks
Title: SVP

FORTRESS CREDIT OPPORTUNITIES I LP, as a Lender

By: Fortress Credit Opportunities I GP LLC, its general partner

By:	/s/ CONSTANTINE M. DAKOLIAS
Name: Constantine M. Dakolias
Title: President

FORTRESS CREDIT FUNDING III LP, as a Lender

By: Fortress Credit Funding III GP LLC, its general partner

By:	/s/ CONSTANTINE M. DAKOLIAS
Name: Constantine M. Dakolias
Title: President